Exhibit 5.1 701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 PHONE 206.883.2500 FAX 206.883.2699 www.wsgr.com

September 21, 2017

Juno Therapeutics, Inc.

400 Dexter Avenue North, Suite 1200

Seattle, Washington 98109

Re:	Registration Statement on Form S-3 (File No. 333-220537) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Juno Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) of the Securities Act, in connection with the registration under the Securities Act of up to an aggregate offering price of $28.865 million in shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), including up to an aggregate offering price of $3.765 million in shares that may be sold pursuant to the exercise of an option to purchase additional shares of common stock of the Company. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-220537) (the “Prior Registration Statement” and, together with the Registration Statement, the “Registration Statements”), which was automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder, including the prospectus which forms part of the Prior Registration Statement (the “Prospectus”).

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Prospectus and pursuant to an underwriting agreement to be entered into by and between the Company, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed on or about September 22, 2017 by the Company with the SEC for incorporation by reference into the Registration Statements (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares by the Company. In such capacity, we have examined the Registration Statements (including exhibits thereto), the Prospectus and the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed

AUSTIN                BEIJING                 BOSTON                BRUSSELS                 HONG KONG                LOS ANGELES                NEW YORK                PALO ALTO

SAN DIEGO                SAN FRANCISCO                SEATTLE                SHANGHAI                 WASHINGTON, DC                WILMINGTON, DE

Wilson Sonsini Goodrich & Rosati

PROFESSIONAL CORPORATION

Juno Therapeutics, Inc.

September 21, 2017

necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

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